Exhibit 99.1

Trex Company Delivers Net Sales for 2008 of $329.2 Million and EPS of $0.90

Achieves Gross Margin of 27.8%; Positive Cash Balance of $23.2 Million at Year-End

WINCHESTER, Va.--(BUSINESS WIRE)--February 27, 2009--Trex Company, Inc. (NYSE: TWP), manufacturer and distributor of Trex® decking, railing, fencing and trim, today announced financial results for the fourth quarter and fiscal year ended December 31, 2008.

For fiscal year 2008, Trex Company reported net sales of $329.2 million, compared to net sales of $329.0 million for fiscal year 2007. The Company reported net income of $13.6 million, or $0.90 per diluted share, for 2008 compared to a net loss of $75.9 million, or $5.10 per diluted share, for 2007. The Company’s full-year 2007 results were adversely affected by charges totaling $92.0 million, of which $37.8 million were recognized in net sales. Before giving effect to these charges, net sales for 2007 totaled $366.8 million.

Net sales for the fourth quarter of 2008 totaled $29.3 million compared to net sales of $30.3 million for the 2007 fourth quarter. The Company reported a net loss for the 2008 fourth quarter of $10.0 million, or $0.67 per diluted share, compared to a net loss of $41.0 million, or $2.75 per diluted share, for the fourth quarter of 2007. The Company’s fourth-quarter 2007 results were adversely affected by charges totaling $19.3 million. Of these charges, $12.5 million were recognized in net sales. Before giving effect to these charges, net sales for the 2007 fourth quarter totaled $42.8 million.

The Company recognized an income tax benefit of $0.8 million and $1.0 million in the 2008 fourth quarter and full year, respectively. The low 2008 effective tax rate, as compared to 2007, was primarily due to the recognition of a benefit resulting from the realization of a portion of the Company’s previously reserved deferred tax assets.

President and CEO Ronald W. Kaplan commented, “As our results clearly demonstrate, 2008 was an excellent year for Trex, during which we made significant progress in restoring the company to financial health and grew shareholder value based on our four guiding principles – providing a best-in-class product offering, expanding our distribution presence, increasing our brand leadership and advancing our low-cost competitive advantage. Our new products, including Trex Escapes® ultra-low maintenance decking and grooved Trex Brasilia® with the Trex Hideaway™ fastening system, were well received, and the many cost efficiencies, productivity and process improvements we implemented also contributed to the successful progress of our business turnaround. All of us are very proud of the long way Trex has come over the past 12 months, especially given the extremely difficult economic environment.

“Although we reported a net loss in the 2008 fourth quarter – as Trex typically does due to the highly seasonal nature of outdoor home improvements – on a pro forma basis, our results improved significantly over the same period in 2007. Our gross margin for fiscal year 2008 climbed to 27.8% or 29.1% on a pro forma basis from 12.0% or 24.1% on a pro forma basis for the 2007 year. Free cash flow for the 2008 year (defined as cash provided by, or used in, operating activities less cash used for capital expenditures) rose substantially to $25.2 million from negative $25.2 million in 2007 and we ended 2008 with a cash balance of $23.2 million, greatly enhancing our financial and operational flexibility in the coming year.

“Moving forward we will complete the business turnaround that we began a year ago and maintain our focus on long-term growth in shareholder value by responding to consumers’ desire for attractive, high quality outdoor living products. We will continue building our exceptional brand recognition, best-in-class products, and leading distribution presence, as well as leveraging our low-cost manufacturing advantage. An important goal will be to provide people more choices that enable them to build decks, railing and fences that are both distinctive and provide a value proposition against traditional wood. We are also assessing strategies that will enable Trex to take advantage of today’s tough competitive conditions and gain additional market share.

“While the current economic turmoil makes it difficult to forecast net sales in 2009, we have established a target of $60 million in net sales for the first quarter. This estimate reflects the fact that we expect a shift in purchasing patterns as our customers order based more on pull-through demand due to the current economic conditions and the redesign of our early buy sales program. We expect this to shift sales activity in 2009 from the first to the second and third quarters. Throughout 2009, we will maintain our strong focus on free cash flow through earnings and working capital management, and will keep inventory and capital expenditures low as compared to historical levels.”

About the Attached Pro Forma Information

To supplement the Company’s Financial Statements presented in accordance with GAAP, the Company is providing Pro Forma information. The attached Pro Forma Profit and Loss Statements are not intended to be considered in isolation or as a substitute for the Financial Statements that were prepared in accordance with GAAP or as a measure of liquidity. The items excluded from the Pro Forma Profit and Loss Statements but reported in the Financial Statements are material, and should be considered in performing a comprehensive assessment of the Company’s overall financial results.

The Pro Forma Profit and Loss Statements provide meaningful supplemental information and are useful in understanding the Company’s results of operations and analyzing of trends because they eliminate certain unusual charges included in gross profit and income from operations. These adjusted financial measures are useful to investors and analysts in allowing for greater transparency with respect to the supplemental information used by the Company in its financial and operational decision-making. In addition, investors, analysts and lenders benefit from referring to these adjusted measures when assessing the Company’s performance and expectations of future performance. However, this information should not be used as a substitute for the Company’s GAAP financial information; rather it should be used in conjunction with the Financial Statements prepared in accordance with GAAP.

Fourth-Quarter and Full-Year 2008 Conference Call and Webcast Information

Trex will hold a conference call to discuss its 2008 fourth-quarter and year-end results on Friday, February 27, 2009 at 10:00 a.m. ET. To participate in the live call by telephone, please dial 706-634-1218 and reference conference ID # 84662541. A live webcast of the conference call will also be available to all investors in the Investor Relations section of the Trex Company website at www.trex.com. The call will also be simulcast at www.streetevents.com.

For those who cannot listen to the live broadcast, the webcast will be available on Trex’s website for 30 days. A telephone replay of the call will also be available for seven days, beginning at approximately 1:00 p.m. ET on February 27. To listen to the telephone replay, dial 706-645-9291 and enter conference ID # 84662541.

About Trex Company

Trex Company is the nation’s largest manufacturer of composite decking, railing and fencing, with more than 15 years of product experience. Built on “green” principles and values, Trex makes its products from a unique formulation of reclaimed wood and waste plastic, combined through a proprietary process. Trex decking, railing and fencing offer significant design flexibility with fewer ongoing maintenance requirements than wood, as well as a truly environmentally responsible choice. In addition, Trex distributes ultra-low maintenance PVC decking under the trademark Trex Escapes® and PVC trim under the trademark TrexTrim™. For more information, visit the Company’s website, www.trex.com. Trex®, Trex Brasilia®, Trex Escapes®, Trex Hideaway™ and TrexTrimTM are trademarks of Trex Company, Inc., Winchester, Va.

The statements in this press release regarding the Company's expected future performance and condition constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company's actual operating results to differ materially. Such risks and uncertainties include the extent of market acceptance of the Company's products; the sensitivity of the Company's business to general economic conditions; the Company's ability to obtain raw materials at acceptable prices; the Company's ability to maintain product quality and product performance at an acceptable cost; the level of expenses associated with product replacement and consumer relations expenses related to product quality; and the highly competitive markets in which the Company operates. The Company's report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008 and its subsequent reports on Form 10-Q filed on May 9, 2008, August 6, 2008 and November 4, 2008 discuss some of the important factors that could cause the Company's actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

TREX COMPANY, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2008	2007	2008

Net sales	$30,289	$29,288	$328,952	$329,194

Cost of sales	34,999	22,435	289,529	237,808

Gross profit (loss)	(4,710)	6,853	39,423	91,386

Selling, general and administrative expenses	27,466	14,981	119,439	69,320

Income (loss) from operations	(32,176)	(8,128)	(80,016)	22,066

Interest expense, net	2,754	2,651	8,995	9,552

Income (loss) before income taxes	(34,930)	(10,779)	(89,011)	12,514

Provision (benefit) for income taxes	6,068	(822)	(13,099)	(1,038)

Net income (loss)	$(40,998)	$(9,957)	$(75,912)	$13,552

Diluted earnings (loss) per share	$(2.75)	$(0.67)	$(5.10)	$0.90

Diluted weighted average shares outstanding	14,899,675	14,970,975	14,884,174	15,113,083

TREX COMPANY, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(unaudited)

	31-Dec-07	31-Dec-08

ASSETS
Current assets:
Cash and cash equivalents	$66	$23,189
Accounts receivable, net	6,588	13,555
Inventories	92,569	69,397
Prepaid expenses and other assets	2,617	5,518
Income taxes receivable	2,376	2,554
Deferred income taxes	16,007	15,578
Total current assets	120,223	129,791
Property, plant and equipment, net	193,944	176,336
Goodwill	6,837	6,837
Other assets	7,722	7,557
Total assets	$328,726	$320,521
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$41,359	$37,666
Accrued warranty	21,084	12,310
Current portion of long-term debt	1,198	1,293
Total current liabilities	63,641	51,269
Deferred income taxes	15,763	15,068
Accrued taxes	3,620	2,639
Non-current accrued warranty	18,901	9,547
Debt-related derivatives	1,044	2,069
Long-term debt	131,730	130,441
Total liabilities	234,699	211,033
Stockholders’ equity:
Preferred stock, $0.01 par value, 3,000,000 shares authorized; none issued and outstanding	--	--
Common stock, $0.01 par value, 40,000,000 shares authorized; 15,076,738 and 15,310,343 shares issued and outstanding at December 31, 2007 and 2008, respectively	151	153
Additional paid-in capital	66,523	68,965
Accumulated other comprehensive loss	(557)	(1,092)
Retained earnings	27,910	41,462
Total stockholders’ equity	94,027	109,488
Total liabilities and stockholders’ equity	$328,726	$320,521

TREX COMPANY, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended December 31,
	2007	2008
OPERATING ACTIVITIES
Net income (loss)	$(75,912)	$13,552
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,491	25,876
Other non-cash charges, net	(1,997)	3,054
Changes in operating assets and liabilities	54,255	(9,440)

Net cash provided by (used in) operating activities	$(1,163)	$33,042

INVESTING ACTIVITIES	$(24,035)	$(8,594)

FINANCING ACTIVITIES	$24,592	$(1,325)

Net increase (decrease) in cash and cash equivalents	$(606)	$23,123
Cash and cash equivalents at beginning of year	$672	$66

Cash and cash equivalents at end of year	$66	$23,189

Trex Company, Inc.
Pro Forma Profit and Loss Statement
Three Months Ended December 31
(amounts in 000's)

	Three Months Ended December 31, 2008			Three Months Ended December 31, 2007

	Q4 '08		Q4 '08	Q4 '07		Q4 '07
	Reported	Adjustments	Pro Forma	Reported	Adjustments	Pro Forma
Net sales	$29,288	$0	$29,288	$30,289	$12,461	$42,750

Cost of sales	$22,435	$358	$22,793	$34,999	$293	$35,292

Gross profit (loss)	$6,853	($358)	$6,495	($4,710)	$12,168	$7,458
% of Net sales	23.4%		22.2%	-15.6%		17.4%

SG&A expenses	$14,981	($2,182)	$12,799	$27,466	($7,144)	$20,322
% of Net Sales	51.2%		43.7%	90.7%		47.5%

Income (loss) from operations	($8,128)	$1,824	($6,304)	($32,176)	$19,312	($12,864)
% of Net sales	-27.8%		-21.5%	-106.2%		-30.1%

Pro Forma Adjustments

1. Q4 '08 - Total net adjustments of $1.8 million: $0.4 million of net positive adjustments to Cost of sales related to the previously established inventory valuation for finished goods product that was stored at the Company's idled Olive Branch facility; $2.2 million of adjustments to SG&A expenses related to incremental incentive compensation compared to Q4 '07 of $1.6 million and fixed asset disposal charges of $0.6 million.

2. Q4 '07 - Total net adjustments of $19.3 million: $12.5 million of adjustments to Net sales, $12.0 million of which was related to customer credits primarily for the voluntary return of older-generation Accents product and $0.5 million of which was related to an increase to the warranty reserve for material costs related to West coast production that exhibited surface flaking characteristics; $0.3 million of net positive adjustments to Cost of sales related to certain inventory returned related to the customer credits mentioned above; $7.1 million of adjustments to SG&A expenses, $6.1 million of which related to fixed asset disposal charges and $1.0 million of which related to the increase to the warranty reserve for goodwill for West coast production that exhibited surface flaking characteristics. Total charges recognized to Net sales and SG&A expenses related to West coast surface flaking was $1.5 million as a result of increasing the warranty reserve at December 31, 2007. Effective October 1, 2007, these costs have been recognized against the warranty reserve.

Trex Company, Inc.
Pro Forma Profit and Loss Statement
Year Ended December 31
(amounts in 000's)

	Year Ended December 31, 2008			Year Ended December 31, 2007

	YTD '08		YTD '08	YTD '07		YTD '07
	Reported	Adjustments	Pro Forma	Reported	Adjustments	Pro Forma
Net sales	$329,194	$0	$329,194	$328,952	$37,828	$366,780

Cost of sales	$237,808	($4,386)	$233,422	$289,529	($10,961)	$278,568

Gross profit	$91,386	$4,386	$95,772	$39,423	$48,789	$88,212
% of Net sales	27.8%		29.1%	12.0%		24.1%

SG&A expenses	$69,320	($9,639)	$59,681	$119,439	($43,248)	$76,191
% of Net Sales	21.1%		18.1%	36.3%		20.8%

Income (loss) from operations	$22,066	$14,025	$36,091	($80,016)	$92,037	$12,021
% of Net sales	6.7%		11.0%	-24.3%		3.3%

Pro Forma Adjustments

1. YTD '08 - Total net adjustments of $14.0 million: $4.4 million of adjustments to Cost of sales, $2.9 million of which related to inventory valuation adjustments primarily related to inventory stored at the Company's idled Olive Branch site, $0.9 million of freight expense to move inventories from the Olive Branch site to our other two production facilities and $0.6 million related to a change in the depreciable lives on certain assets related to raw material storage; $9.6 million of adjustments to SG&A expenses, $7.2 million of which related to incremental incentive compensation compared to the YTD '07 period due to improved financial performance, $1.0 million due to severance expense primarily related to the first quarter reduction in force, $0.8 million of costs related to a patent infringement legal proceeding and $0.6 million of charges related to fixed asset disposals.

2. YTD '07 - Total net adjustments of $92.0 million: $37.8 million of adjustments to Net sales, $25.5 million of which was for material costs related to West coast production that exhibited surface flaking characteristics and $12.3 million of which was related to customer credits primarily for the voluntary return of older-generation Accents product; $11.0 million of adjustments to Cost of sales primarily related to inventory valuation adjustments; $43.2 million of adjustments to SG&A expenses, $40.4 million of which was goodwill related to West cost production that exhibited surface flaking characteristics, $6.1 million of charges related to fixed asset impairments and a $3.25 million credit for a settlement with ExxonMobil which represented a portion of the attorney's fees incurred by the Company in connection with a patent infringement litigation. Total charges recognized to Net sales and SG&A expenses for the West coast surface flaking were $65.9 million which includes actual expenditures for claims paid during the twelve-month period and the increase to the warranty reserve through December 31, 2007.  Effective October 1, 2007, these costs have been recognized against the warranty reserve.

CONTACT:
Trex Company, Inc.
James Cline, 540-542-6300
Chief Financial Officer
or
Lippert/Heilshorn & Associates
Harriet Fried, 212-838-3777